UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 22, 2013 the Board of Directors (the “Board”) of PriceSmart, Inc. (the “Company”) decided to merge the Company's Nominating Committee and its Governance Committee into one Nominating/Corporate Governance Committee (the “Committee”), this new Committee to perform the functions of the preexisting Nominating and Governance Committees. In connection with the formation of the Committee, on April 16, 2013 the Board adopted a new Nominating/Corporate Governance Committee Charter (the “Charter”) and rescinded the Company's Nominations Process. The members of the Committee are Katherine L. Hensley and Mitchell G. Lynn, each of whom is “independent” under the NASDAQ Stock Market Listing Standards applicable to the Company. For information regarding the consideration of Board candidates recommended by stockholders, please refer to the Charter. A copy of the Charter is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Financial Statements and Exhibits.

99.1	The following exhibit is furnished herewith:
Exhibit No.	Description
99.1	Nominating/Corporate Governance Committee Charter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2013	/S/ ROBERT M. GANS
Robert M. Gans
Executive Vice President
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Nominating/Corporate Governance Committee Charter.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER
of the Nominating/Corporate Governance Committee
of PriceSmart, Inc.
I.    Purpose
The purpose of the Nominating/Corporate Governance Committee (the “Committee”) of the Board is to assist the Board in discharging the Board's responsibilities regarding:
(a)    identification of qualified candidates to become Board members;
(b)    selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
(c)    selection of candidates to fill any vacancies on the Board;
(d)    adoption of potential modifications to the Company's Corporate Governance Guidelines;
(e)    oversight of the evaluation of the board and management; and
(f) other corporate governance matters and policies as may be required or otherwise deemed appropriate.
In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
II.    Membership
The Committee shall be composed of two or more directors, as determined by the Board, each of whom (a) satisfies the independence requirements of the NASDAQ Stock Market, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.
The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.    Meetings and Procedures
The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.
All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any non-management director who is not a member of the Committee.
The Committee may retain any independent counsel, experts or advisors that the Committee believes to be desirable and appropriate. The Committee may also use the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm's fees and other retention terms.
The Chair shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.
IV.    Duties and Responsibilities
1.    (a) At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.
(b)    At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.
(c)    In addition to the foregoing, the Committee will consider candidates recommended by any stockholder of the Company who has held shares of the Company's common stock for at least one year and who holds a minimum of 1% of the Company's outstanding shares of common stock. The recommending stockholder must submit the following: (i) a detailed resume of the recommended candidate; (ii) an explanation of the reasons why the stockholder believes the recommended candidate is qualified for service on the Company's Board; (iii) such other information that would be required by the rules of the SEC to be included in a proxy statement; (iv) the written consent of the recommended candidate; (v) a description of any arrangements or undertakings between the stockholder and the recommended candidate regarding the nomination; and (vi) proof of the recommending stockholder's stock holdings in the Company. Recommendations from stockholders that are received after the deadline set forth in the Company's most recent proxy statement for a stockholder proposal to be considered for inclusion in the Company's proxy statement for the next annual meeting likely will not be considered timely for consideration by the Committee for the following year's annual meeting.
(d) For purposes of (a), (b) and (c) above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:

(i)	personal and professional integrity, ethics and values;

(ii)
experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today's business environment;

(iii)	experience in the Company's industry and with relevant social policy concerns;

(iv)	experience as a board member of another publicly held company;

(v)	academic expertise in an area of the Company's operations; and

(vi)	practical and mature business judgment, including ability to make independent analytical inquiries.
(e) The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed (for example, pursuant to rights contained in a Certificate of Designation of a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or appointment of such directors shall be governed by such requirements.
2.    The Committee shall review and consider the performance of each current director when determining whether or not to recommend the nomination of such director for an additional term.
3.    In appropriate circumstances, the Committee, in its discretion, shall consider and may recommend the removal of a director for cause, in accordance with the applicable provisions of the Company's certificate of incorporation, bylaws and Corporate Governance Guidelines.
4.     The Committee shall oversee the review of the performance of the Board and its Committees (including their composition and organization) as well as the performance of Company management, as may be requested by the Board.
5.    The Committee may make recommendations to the Board regarding governance matters, including, but not limited to, the Company's certificate of incorporation, bylaws, this Charter, the charters of the Company's other committees, and the Company's Corporate Governance Guidelines.
6.    The Committee shall consider, develop and recommend to the Board such policies and procedures with respect to the nomination of directors or other corporate governance matters as may be required pursuant to any rules promulgated by the Securities and Exchange Commission or otherwise considered to be desirable and appropriate in the discretion of the Committee.
7.    The Committee shall periodically report to the Board on its findings and actions.

V.    Delegation of Duties
In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company's certificate of incorporation, bylaws, Corporate Governance Guidelines and applicable law and rules of markets in which the Company's securities then trade.